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                                                                   EXHIBIT 10.13


                                PLEDGE AGREEMENT

                                                                   March 1, 1996


         In consideration of the extension and refinancing of the obligations of Pride Aviation, Inc., an Oklahoma corporation ("Debtor"), to Louisiana Economic Development Corporation ("Secured Party"), Aviation Group, Inc., a Texas corporation ("Owner"), hereby pledges and assigns to Secured Party, and grants a security interest to Secured Party in, the property described below belonging to (or an interest in which belongs to) Owner:

         1. Certificate No. 22 representing 5,015 shares of the voting common stock of Pride Aviation, Inc., an Oklahoma corporation ("Pride"), being approximately 50.15% of the capital stock of Pride that is issued and outstanding; and

         2. All dividends and distributions on or other rights in connection with such property, and all proceeds from the sale of such property.

Collectively all such stock and other assets hereinafter are called the "Collateral". The stock certificate listed above hereby is delivered to Secured Party, along with a corresponding stock power appropriately executed in blank.

         The security interests granted herein are to secure the following (all of which is hereinafter called the "Obligations"):

                 (a) All debts and obligations of Debtor to Secured Party evidenced by that certain Amended and Restated Promissory Note in the original principal amount of $407,689.77 made payable to the order of Secured Party by Debtor together with any and all renewals, extensions, and refinancings of, and modifications and additions to, the foregoing (the "Note"); and

                 (b) All costs incurred by Secured Party to obtain, preserve, perfect and enforce the security interests herein granted, collect the Obligations, and maintain, preserve, collect and enforce the Collateral, and including but not limited to reasonable attorneys' fees and expenses of sale.

         Cash dividends on any of the Collateral shall continue to be paid to the Owner unless Debtor defaults in the payment of any Obligations, in which event Secured Party is authorized to collect and apply such cash dividends in reduction of the Obligations. Any liquidating distributions and any additional securities or other property issued or distributed with respect to any of the Collateral, including all or any dividends, exchanges, or substitutions, shall be pledged as additional collateral hereunder, shall be delivered to Secured Party, and shall constitute "Collateral" as that term is defined herein.

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         Upon the occurrence of a default under the Note (after any notice and cure period specified therein), Secured Party is entitled to foreclose on the Collateral and in such event Secured Party shall have:

                 (1) All remedies and rights available under the Texas Business and Commerce Code and other applicable laws; and

                 (2)      All remedies and rights under the Note.

         Unless the property pledged hereunder threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Owner reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Owner shown at the end of this Agreement at least ten (10) days before the time of the sale or disposition. The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of collection, storage, custody, and the sale and delivery of the Collateral, including Secured Party's reasonable attorneys' fees and expenses in connection therewith, and next to the payment of such of the Obligations and in such order of application as Secured Party may from time to time elect. Any remaining surplus may be retained by Secured Party as security hereunder until all the Obligations shall have terminated.

         If, in the opinion of Secured Party, there is any question that a public or semipublic sale or distribution of any Collateral will violate any state or federal securities law, Secured Party in its discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under
Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" because so made. Owner shall cooperate fully with Secured Party in all respects in selling or realizing upon all or any part of the Collateral.

         Secured Party acknowledges and agrees that Owner may grant a second priority security interest in the Collateral to Frank and Carol Rice to secure a 10% Convertible Note made by Owner payable to Frank and Carol Rice in the original principal amount of $507,250, which security interest shall in all events be subject and subordinate to the security interest of Secured Party granted herein.

         No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of Secured Party permitted hereunder shall impair or affect the rights of Secured Party in and to the Collateral. This Agreement shall inure to the benefit of Secured Party and its successors and assigns.




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         This Agreement shall be governed by the laws of the State of Texas, including the version of the Uniform Commercial Code adopted in such state.


                                        OWNER:

Witnesses:                              AVIATION GROUP, INC.


/s/ TOM HUSSEY                          By: /s/ LEE SANDERS
-----------------------------              -----------------------------------
                                        Name: Lee Sanders
                                             ---------------------------------
/s/ T M SANDER                          Title: President
-----------------------------                 --------------------------------

                                        Address:

                                        1327 Empire Central, Suite 260
                                        Dallas, Texas  75247


                                        SECURED PARTY:

Witnesses:                              LOUISIANA ECONOMIC DEVELOPMENT
                                        CORPORATION


/s/ LAURA B. WALKER                     By: /s/ KEVIN P. REILLY, SR.
-----------------------------              -----------------------------------
                                        Name: Kevin P. Reilly, Sr.
                                             ---------------------------------
/s/ [ILLEGIBLE]                         Title: President
-----------------------------                 --------------------------------
                                               Louisiana Economic Development
                                               Corporation

                                        Address:

                                        101 France Street
                                        Baton Rouge, Louisiana  70802





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